SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                               FORM 8-K/A-#2
                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  June 5, 1997



                               MEDCROSS, INC.
          (Exact name of registrant as specified in its charter)



         Florida                   0-17973                   59-2291344
(State or other jurisdiction   (Commission File   (I.R.S. Identification No.)
       of incorporation)           Number)



            3227  Bennet Street North, St. Petersburg, FL  33713
                  (Address of principal executive offices)

     Registrant's telephone number, including area code:  (813) 521-1793

Item 7.	Financial Statements and Exhibits

(a); (b)	Financial Statements; Pro Forma Financial Information

The financial statements of MiBridge, Inc. and the pro forma financial information relating to the acquisition required to be filed pursuant to this item, follow.

	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

		Medcross, Inc.
		(Registrant)



Dated:  September 4, 1997          By:      /s/  John W. Edwards
                                            John W. Edwards, President
                                            Chief Executive Officer



                                           /s/  Karl S. Ryser, Jr.
                                           Karl S. Ryser, Jr. Treasurer
                                           and Chief Financial Officer

                                MiBridge, Inc.

                                  __________

              Financial Statements as of December 31, 1996 and
                June 30, 1997 (unaudited) and for the period
                   from inception (March 18, 1996) through
                     December 31, 1996 and the six months
                       ended  June 30, 1997 (unaudited)

Report of Independent Accountants


To the Stockholder of
MiBridge, Inc.:

We have audited the balance sheet of Mibridge, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MiBridge, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.

Salt Lake City, Utah
August 6, 1997

                                MIBRIDGE, INC.

                                BALANCE SHEETS


                                             (unaudited)
                                               June 30,       December 31,
                                                 1997             1996
                                            -------------    -------------
            ASSETS
Current assets:
  Cash                                      $    165,005     $     25,581
  Accounts receivable                             15,000           30,000
  Costs and estimated earnings in excess
    of billing on uncompleted contracts          340,000          248,500
  Inventory                                            -           20,644
  Prepaid expenses                                     -           94,520
  Deferred income taxes                                -            7,443
                                              ----------       ----------
    Total current assets                         520,005          426,688
                                              ----------       ----------
Furniture and equipment:
  Equipment                                       64,811           54,119
  Office furniture                                 4,115            3,026
  Less accumulated depreciation              (    18,751)     (     8,411)
                                              ----------       ----------
    Total furniture and equipment                 50,175           48,734
                                              ----------       ----------
Capitalized software development costs, net       17,693            7,433
Intangible assets                                  6,750            6,750
Other assets                                       3,100            2,125
                                              ----------       ----------
      Total assets                          $    597,723     $    491,730
                                              ==========       ==========

        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                          $          -     $      2,499
  Accrued liabilities                             39,883           20,852
  Accrued director's fee payable                       -           49,000
  Deferred revenue                                27,500            5,000
  Income taxes payable                            64,168          133,628
                                              ----------       ----------
    Total current liabilities                    131,551          210,979

Deferred income taxes                             11,952            9,696
                                              ----------       ----------
    Total liabilities                            143,503          220,675
                                              ----------       ----------

Commitments and contingencies (Note 6)

Stockholder's equity:
  Common stock, no par value, authorized
    10,000,000 shares, issued and
    outstanding 6,000,000 shares                   1,000            1,000
  Additional paid-in-capital                     325,000          300,000
  Deferred compensation                                -      (   244,445)
  Retained earnings                              128,220          214,500
                                              ----------       ----------
    Total stockholder's equity                   454,220          271,055
                                              ----------       ----------
      Total liabilities and stockholder's
        equity                              $    597,723     $    491,730
                                              ==========       ==========

The accompanying notes are an integral part of these financial statements
                                      2

                                MIBRIDGE, INC.

                          STATEMENTS OF OPERATIONS
   For the period from inception (March 18, 1996) to December 31, 1996 and for the six months ended June 30, 1997 (unaudited)


                                            (unaudited)
                                               June 30,       December 31,
                                                1997             1996
                                            -------------    -------------
Revenues:
Software sales and consulting               $    255,799     $    290,700
Software development                             241,500          528,500
                                              ----------       ----------
  Total revenues                                 497,299          819,200
                                              ----------       ----------
Cost of sales:
Software sales and consulting                    189,020          148,812
Software development                             184,987          102,042
                                              ----------       ----------
  Cost of sales                                  374,007          250,854
                                              ----------       ----------
    Gross Margin                                 123,292          568,346
                                              ----------       ----------
Operating expenses:
Selling, general and administrative              252,027          200,726
Depreciation and amortization                     15,072           10,039
                                              ----------       ----------
Total operating expenses                         267,099          210,765
                                              ----------       ----------
Net income (loss) before income taxes        (   143,807)         357,581

Income tax (provision) benefit                    57,527      (   143,081)
                                              ----------       ----------
Net income (loss)                           $(    86,280)    $    214,500
                                              ==========       ==========

The accompanying notes are an integral part of these financial statements

                                 MIBRIDGE, INC.

                STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
     For the period from inception (March 18, 1996) to December 31, 1996 and for the six months ended June 30, 1997 (unaudited)


                                                             Additional                          Total
                                          Common Stock        Paid-in        Deferred      Retained     Stockholder's
                                   Shares        Amount        Capital     Compensation    Earnings       Equity
                                 -----------   -----------   -----------   ------------   -----------   -----------
Balance at March 18, 1996
(inception)

Original shares issued            6,000,000     $   1,000     $       -     $        -     $       -     $   1,000
Stock options granted
  on issued shares                        -             -       300,000      ( 300,000)            -             -
Amortization of deferred
  compensation                            -             -             -         55,555             -        55,555
Net income                                -             -             -              -       214,500       214,500
                                  ---------       -------       -------       --------       -------       -------
Balance at December 31, 1996      6,000,000         1,000       300,000      ( 244,445)      214,500       271,055

Stock options granted
  on issued shares                        -             -        25,000      (  25,000)            -             -
Amortization of deferred
  compensation                            -             -             -        269,445             -       269,445
Net loss                                                                                    ( 86,280)     ( 86,280)
                                  ---------       -------       -------       --------       -------       -------
Balance at June 30, 1997
(unaudited)                       6,000,000     $   1,000     $ 325,000     $        -     $ 128,220     $ 454,220
                                  =========       =======       =======       ========       =======


The accompanying notes are an integral part of these financial statements

                               MIBRIDGE, INC.

                         STATEMENTS OF CASH FLOWS
    For the period from March 18, 1996 (inception) to December 31, 1996 and for the six month period ending June 30, 1997 (unaudited)


                                                (unaudited)
                                                  June 30,       December 31,
                                                   1997             1996
                                                -------------    -------------
Cash flows from operating activities:
  Net income (loss)                              $( 86,280)       $ 214,500
  Adjustments to reconcile net income
    to net cash
      Provided in operating activities:
      Depreciation and amortization                 15,072           10,039
      Amortization of deferred compensation        269,445           55,555
      Deferred taxes                                 9,699            2,253
  Increase (decrease) from changes in:
    Accounts receivable                             15,000         ( 30,000)
    Costs and estimated earnings in exces
      of billings on uncompleted contracts        ( 91,500)        (248,500)
    Inventory                                       20,644         ( 20,644)
    Prepaid expenses                                94,520         ( 94,520)
    Other assets                                  (    975)        (  2,125)
    Accounts payable                              (  2,499)           2,499
    Accrued liabilities and other payables        ( 76,929)         208,480
                                                   -------          -------
    Net cash provided by operating activities      166,197           97,537
                                                   -------          -------
Cash flows from investing activities:
  Additions to furniture and equipment            ( 11,781)        ( 57,145)
  Capitalized software development costs          ( 14,992)        (  9,061)
  Additions to intangible assets                         -         (  6,750)
                                                   -------          -------
  Net cash used in investing activities           ( 26,773)        ( 72,956)
                                                   -------          -------
Cash flows from financing activities:
  Proceeds from shareholder advance                      -           62,000
  Repayment of shareholder advance                       -         ( 62,000)
  Common stock issued                                    -            1,000
                                                   -------          -------
Net cash provided by financing activities                -            1,000
                                                   -------          -------
Increase in cash                                   139,424           25,581

Cash at beginning of period                         25,581                -
                                                   -------          -------
Cash at end of period                            $ 165,005        $  25,581
                                                   =======          =======

Supplemental disclosure of cash flow information:
  Cash paid during the period for income taxes   $       -        $   7,200
                                                   =======          =======

The accompanying notes are an integral part of these financial statements

                                MIBRIDGE, INC.

                        NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Business Information

   MiBridge, Inc. (the Company), a New Jersey corporation, began operations on March 18, 1996. The Company develops communications software that supports multimedia communications (voice, fax and audio) over the public switched telephone network (PSTN), local area networks
   (LANs) and the Internet. The Company creates speech encoding and compression algorithms designed to produce superior audio quality and lower delay over low-bandwidth networks.

   The interim financial data as of June 30, 1997 and for the six-month period then ended are unaudited; however, in the opinion of management of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows of the Company.

   Inventories

   Inventory consists of computer boards held for resale and is valued at the lower of actual cost or market. Cost is determined by specific identification of each unit.

   Furniture and Equipment

   Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

		Office equipment	3 years
                Furniture               5 years

   Maintenance and repairs, which are not considered betterments and do not extend the useful life of assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

   Intangible Assets

   Intangible assets include certain legal expenditures for patent filing fees relating to proprietary techniques developed by the Company. The patents are pending; therefore, no amortization of patent filing fees is reflected in the financial statements.

                                Continued

                                MIBRIDGE, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

   Revenue Recognition

   Revenues are generally recognized as products are shipped or services are performed. Initial software royalties are recognized upon delivery of the master copy, as the Company is not required to provide any additional services. As minimum software usage levels are exceeded by the customer, the Company will receive additional royalties based on a per port usage.

   Most software is sold with maintenance contracts that cover periods from one to twelve months. Revenue related to these contracts is deferred and recognized on a straight-line basis over the term of the maintenance agreement.

   Certain development projects are jointly funded by a customer.
   Revenues on these long-term funded development contracts are recognized under the percentage of completion method of accounting and are measured based upon the level of effort expended on the project, compared to total billings allowed by the contract. Estimated contract earnings are reviewed and revised periodically as the work progresses. Estimated losses are charged against earnings in the period in which such losses are identified. In exchange for its participation in funding the project, the customer will receive joint marketing rights and a portion of future revenues from the sale of the developed technology based on a revenue sharing agreement. The amount of future revenues to be received by the customer party ranges between 20 and 55 percent and depends upon who markets the product and the terms of the specific contract. As of December 31, 1996, there were no sales of jointly developed products.

   Software Development Costs

   The Company capitalizes software development costs when the project reaches technological feasibility. Research and development costs related to software development that has not reached technological feasibility are expensed as incurred. Capitalized software development costs are amortized at the greater of the straight-line method over the expected life of the product (maximum three year period) or the ratio of current revenues for a product to the total of current and anticipated future revenues. Capitalized software development costs were $7,433 at December 31, 1996, net of accumulated amortization of $1,628.

                                 Continued

                              MIBRIDGE, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

   Income Taxes

   The Company records deferred taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The Statement requires recognition of deferred tax assets and liabilities for the temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

   Concentration of Credit Risk

   All of the Company's cash is held by one financial institution in New Jersey. The Company has approximately $54,000 that exceeds the FDIC insurance limits at December 31, 1996.

   During the period from inception to December 31, 1996 approximately 86% of the Company's revenues were related to one customer. Unbilled receivables from this customer represented approximately 51% of total assets as of December 31, 1996.

   Estimates

   Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                 Continued

                              MIBRIDGE, INC.

2. LONG-TERM CONTRACT ACCOUNTING

   Costs and estimated earnings in excess of billings on uncompleted contracts consist of amounts of revenue recognized on contracts for which billings have not been recorded. Billings in excess of costs and estimated earnings on uncompleted contracts consist of amounts of billings recognized on contracts in excess of costs.

   Contract revenues and costs related to uncompleted contracts are included in the accompanying balance sheet as of December 31, 1996 under the following captions:

     Costs and estimated earnings in excess
       of billings on uncompleted contracts                $ 248,500
     Billings in excess of costs and estimated
       earnings on uncompleted contracts                           -
                                                             -------
                                                           $ 248,500
                                                             =======

     Costs incurred on long-term contracts                 $ 104,000
     Estimated earnings                                      424,500
     Billings to date                                       (280,000)
                                                             -------
                                                           $ 248,500
                                                             =======


3. INCOME TAXES

   The income tax provision for the period since inception to December 31, 1996 consists of the following:

     Current federal income tax provision                  $ 109,094
     Current state income tax provision                       31,734
     Deferred tax provision                                    2,253
                                                             -------
     Income tax provision                                  $ 143,081
                                                             =======

                                 Continued

                              MIBRIDGE, INC.

3. INCOME TAXES, continued

   The reported provision for income taxes varies from the amount that would be provided by applying the statutory U.S. Federal income tax rate to income before taxes primarily because of state taxes and certain non-deductible meals and entertainment.

   The components of the net deferred tax asset and liability as of December 31, 1996 are as follows:

   Deferred tax assets:
     Stock award compensation expense                     $  22,189
     Accrued director's fees                                 19,970
                                                            -------
       Total deferred tax asset                              42,159
                                                            =======

   Deferred tax liability:
     Excess tax depreciation                               (  6,727)
     Capitalized software development costs                (  2,969)
     Prepaid salaries                                      ( 34,716)
                                                            -------
       Total deferred tax liability                        ( 44,412)
                                                            -------
   Net deferred tax liability                             $(  2,253)
                                                            =======

   The net deferred tax liability as of December 31, 1996 is reflected in the balance sheet as follows:

     Current deferred tax asset                           $   7,443
     Long-term deferred tax liability                      (  9,696)
                                                            -------
                                                          $(  2,253)
                                                            =======

4. RELATED PARTY TRANSACTIONS

   During 1996, the owner of the Company advanced a total of $62,000 to the Company to fund operations. These advances were repaid during the period.

   During the period ended December 31, 1996, the Company had sales of $25,000 with Medcross, Inc. (see note 7).

                                 Continued

                              MIBRIDGE, INC.

5. STOCKHOLDER'S EQUITY

   Common Stock

   At the inception of the Company, the owner contributed $1,000 in exchange for 6,000,000 shares of the Company's common stock.

   Additional Paid in Capital - Stock Awards

   During the year, the sole shareholder of the Company granted certain employees options to buy shares of stock owned by the shareholder. The awards were granted to attract and retain qualified employees for the Company, and accordingly, the Company has accounted for these awards as if they had been made directly by the Company. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock compensation awards. Had compensation cost for the Company's stock-based awards been determined based on fair-value at the grant date consistent with the minimum value method outlined by Statement of Financial Accounting Standard No. 123, the difference would have been insignificant.

   The number of options outstanding and the weighted average exercise price per option are as follows:

                                                           Weighted
                                                           Average
                                                           Exercise
                                                Options      Price
                                              ----------  ----------
        Outstanding at beginning of year
        Granted                                 900,000       $0.00
                                                -------     -------
        Outstanding at end of year              900,000       $0.00
                                                =======     =======

        Options exercisable at year end               -       $0.00
                                                =======     =======

   The awards were granted in equal amounts in May, June and August of 1996 and vest annually over a three year period (weighted average remaining life of 2.4 years). Additional paid-in capital and deferred compensation recorded during the year represent the difference between the exercise price of the options and the value of the stock, which is based on management's best estimate of the fair value of the Company at the stock option grant date. Compensation expense is recognized on a straight-line basis over the vesting period of the options. Vesting of the awards would be accelerated should the Company be purchased.

                                 Continued

                              MIBRIDGE, INC.

6. EMPLOYMENT AGREEMENTS

   The Company has employment agreements with seven employees of the Company providing for a salary continuation (usually three years) in the event of termination for reasons other than cause. As of December 31, 1996, if all of the employees under contract at that date were to be terminated by the Company without cause, the Company's total future payments to these employees would be approximately $600,000.

7. ACQUISITION OF THE COMPANY BY MEDCROSS, INC.

   On June 5, 1997, the Company entered into a letter of intent with Medcross, Inc. (Medcross) pursuant to which the Company entered into negotiations to sell 100% of the Company's outstanding stock. A final agreement was signed on August 12, 1997, with closing anticipated in the third quarter of 1997. Under the finalized agreement, Medcross will acquire 100% of the Company's outstanding shares of common stock in exchange for 1,000 shares of Medcross Series D Preferred stock and a promissory note of $2,000,000, payable with interest in quarterly installments over the two years. The preferred shares are convertible at the option of the prior MiBridge shareholders into Medcross common stock shares equal in number to $6,250,000 divided by the lower of $9.25 or the average closing bid price of Medcross common stock for the five consecutive trading days immediately preceding the conversion date.

                                 Continued

                 MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                      INCORPORATED AND MIBRIDGE, INC.

                                ___________

             Pro Forma Combined Financial Statements (unaudited)

                  MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                    INCORPORATED (FTI) AND MIBRIDGE, INC.
                      PRO FORMA COMBINED BALANCE SHEET
                      as of June 30, 1997 (unaudited)


                                                                                              Pro Forma
                                               Medcross          FTI          MiBridge        Adjustment           Pro Forma
                                            -------------   -------------   -------------   -------------        -------------
ASSETS
Current assets:
  Cash and cash equivalents                 $    992,267    $    184,119    $     15,000    $          -         $  1,191,386
  Accounts receivable less allowance for
    doubtful accounts of $1,069,389            2,417,210       2,114,740         435,000     (   596,000)    A      4,370,950
  Inventory less allowance of $260,033           763,263               -               -               -              763,263
  Certificate of deposit - restricted            198,640               -               -               -              198,640
  Other current assets                           191,461           7,613           3,000               -              202,074
                                              ----------      ----------      ----------      ----------           ----------
    Total current assets                       4,562,841       2,306,472         453,000     (   596,000)           6,726,313
                                              ----------      ----------      ----------      ----------           ----------
Property and equipment:
  Property and equipment                       6,090,101       1,270,857          75,000     (    19,000)    F      7,416,958
  Less accumulated depreciation              ( 3,046,395)    (   151,605)    (    19,000)         19,000     F    ( 3,198,000)
                                              ----------      ----------      ----------      ----------           ----------
    Net property and equipment                 3,043,706       1,119,252          56,000               -            4,218,958
                                              ----------      ----------      ----------      ----------           ----------
Other assets:
  Intangible assets, net                       9,319,136       2,281,278           7,000       3,648,000    C/F    15,255,414
  Certificate of deposit - restricted          1,742,711               -               -               -            1,742,711
  Investment in FTI                            2,414,583               -               -     ( 2,414,583)    D              -
  Other assets                                    83,837          40,228          21,000               -              145,065
                                              ----------      ----------      ----------      ----------           ----------
    Total other assets                        13,560,267       2,321,506          28,000       1,233,417           17,143,190
                                              ----------      ----------      ----------      ----------           ----------
Total assets                                $ 21,166,814    $  5,747,230    $    537,000    $    637,417         $ 28,088,461
                                              ==========      ==========      ==========      ==========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses     $  4,256,609    $  3,501,925    $    175,000    $(   596,000)   A    $  7,337,534
  Notes payable                                1,045,000               -               -               -            1,045,000
  Current portion of long-term debt               43,554         408,429               -       1,000,000    C       1,451,983
  Obligations under capital lease                187,047               -               -               -              187,047
                                              ----------      ----------      ----------      ----------           ----------
    Total current liabilities                 5,532,210       3,910,354         175,000         404,000            10,021,564
                                              ----------      ----------      ----------      ----------           ----------
Long-term debt                               ( 1,592,080)      2,202,194               -       1,000,000    C       1,610,114
Obligations under capital lease                  147,274               -               -               -              147,274
Deferred taxes                                         -               -          12,000     (    12,000)   H               -
Minority interest in consolidated subsidiary     299,198               -               -               -              299,198
                                              ----------      ----------      ----------      ----------           ----------
    Total liabilities                          4,386,602       6,112,548         187,000       1,392,000           12,078,150
                                              ----------      ----------      ----------      ----------           ----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock                              2,475,000               -               -          10,000    C       2,485,000
  Common stock                                    74,393               -           1,000     (     1,000)   E          74,393
  Common stock to be issued                   11,289,583               -               -               -           11,289,583
  Additional paid in capital                  40,236,521       2,414,583         325,000       3,500,417   C/D/E   46,476,521
  Deferred compensation                      ( 4,200,000)              -               -               -          ( 4,200,000)
  Accumulated deficit                        (33,095,285)    ( 2,779,901)         24,000     ( 4,264,000)   C/E   (40,115,186)
                                              ----------      ----------      ----------      ----------           ----------
    Total stockholders' equity                16,780,212     (   365,318)        350,000     (   754,583)          16,010,311
                                              ----------      ----------      ----------      ----------           ----------
Total liabilities and stockholders' equity  $ 21,166,814    $  5,747,230    $    537,000    $    637,417         $ 28,088,461
                                              ==========      ==========      ==========      ==========           ==========

See notes to unaudited pro forma combined financial statements

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                      INCORPORATED (FTI) AND MIBRIDGE, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
            for the six-month period ended June 30, 1997 (unaudited)


                                                                                              Pro Forma
                                               Medcross          FTI          MiBridge        Adjustment           Pro Forma
                                            -------------   -------------   -------------   -------------        -------------
Revenues:
  Telecommunications service revenue        $          -    $  4,414,825    $          -    $          -         $  4,414,825
  Health care service revenue                  1,179,555               -               -               -            1,179,555
  Marketing service revenue                      720,490               -               -               -              720,490
  Software sales and development                       -               -         497,299               -              497,299
                                              ----------      ----------      ----------      ----------           ----------
    Net operating revenue                      1,900,045       4,414,825         497,299               -            6,812,169
                                              ----------      ----------      ----------      ----------           ----------
Operating costs and expenses:
  Telecommunications network expense           1,496,349       5,569,441               -               -            7,065,790
  Marketing services costs                       640,739               -               -               -              640,739
  Selling, general and administrative          3,713,197       1,312,837         630,239               -            5,656,273
  Provision for doubtful accounts                158,498         345,000               -               -              503,498
  Depreciation and amortization                  684,333         335,605          10,340         502,167     G      1,532,445
  Provision for asset valuation                  213,944               -               -               -              213,944
  Research and development                       269,334          76,000               -               -              345,334
                                              ----------      ----------      ----------      ----------           ----------
    Total operating costs and expenses         7,176,394       7,638,883         640,579         502,167           15,958,023
                                              ----------      ----------      ----------      ----------           ----------
Operating loss                               ( 5,276,349)    ( 3,224,058)    (   143,280)    (   502,167)         ( 9,145,854)

Other income (expense):
  Interest expense                           (   405,001)    (    15,474)              -               -          (   420,475)
  Interest and other income                      141,046           1,068               -               -              142,114
                                              ----------      ----------      ----------      ----------           ----------
    Total other income (expense)             (   263,955)    (    14,406)              -               -          (   278,361)
                                              ----------      ----------      ----------      ----------           ----------
Loss before minority interest in
  loss  of consolidated subsidiaries         ( 5,540,304)    ( 3,238,464)    (   143,280)    (   502,167)         ( 9,424,215)

Minority interest in income of
  consolidated  subsidiaries                      29,128               -               -               -               29,128
                                              ----------      ----------      ----------      ----------           ----------
Net loss before income taxes                 ( 5,511,176)    ( 3,238,464)    (   143,280)    (   502,167)         ( 9,395,087)

Income tax benefit                                     -               -          57,000     (    57,000)     H             -
                                              ----------      ----------      ----------      ----------           ----------
Net loss                                    $( 5,511,176)   $( 3,238,464)   $(    86,280)   $(   559,167)        $( 9,395,087)
                                              ==========      ==========      ==========      ==========           ==========
Net loss per common share after
  preferred dividends                       $(      0.57)                                                        $(      0.91)
                                              ==========                                                           ==========

See notes to unaudited pro forma combined financial statements

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                      INCORPORATED (FTI) AND MIBRIDGE, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                for the year ended December 31, 1997 (unaudited)


                                                                                              Pro Forma
                                               Medcross          FTI          MiBridge        Adjustment           Pro Forma
                                            -------------   -------------   -------------   -------------        -------------
Revenues:
  Health care service revenue, net          $  2,212,544    $          -    $          -    $          -         $  2,212,544
  Network service revenue                        170,532               -               -               -              170,532
  Long distance service revenue                        -       3,880,457               -     (     5,026)    B      3,875,431
  Software sales and development                       -               -         819,200     (    25,000)    B        794,200
                                              ----------      ----------      ----------      ----------           ----------
    Net operating revenue                      2,383,076       3,880,457         819,200     (    30,026)           7,052,707
                                              ----------      ----------      ----------      ----------           ----------
Operating costs and expenses:
  Telecommunications network expense           1,120,779       3,301,890               -               -            4,422,669
  Costs of sales - software                            -               -         250,854               -              250,854
  Selling, general and administrative          4,977,763       1,352,732         200,726     (     5,026)    B      6,526,195
  Provision for doubtful accounts                197,565         784,537               -               -              982,102
  Depreciation and amortization                1,094,004         150,261          10,039         959,183     G      2,213,487
  Provision for asset valuation                  260,033               -               -               -              260,033
  Research and development                       347,504          79,609               -     (    25,000)    B        402,113
  Acquired in-process research
    and development expenses                  14,577,942               -               -               -           14,577,942
                                              ----------      ----------      ----------      ----------           ----------
    Total operating costs and expenses        22,575,590       5,669,029         461,619         929,157           29,635,395
                                              ----------      ----------      ----------      ----------           ----------
Operating (loss) income                      (20,192,514)    ( 1,788,572)        357,581     (   959,183)         (22,582,688)
                                              ----------      ----------      ----------      ----------           ----------
Other income (expense):
  Sales of equipment                                   -         585,541               -     (   585,541)    B              -
  Interest expense                           ( 2,191,629)    (     7,524)              -               -          ( 2,199,153)
  Interest income                                147,322           2,109               -               -              149,431
  Equity in income (loss) of
    unconsolidated subsidiaries              (     3,211)              -               -               -          (     3,211)
  Litigation settlement expense              (   821,000)              -               -               -          (   821,000)
  Other                                      (     8,108)    (    29,429)              -               -          (    37,537)
                                              ----------      ----------      ----------      ----------           ----------
    Total other income (expense)             ( 2,876,626)        550,697               -     (   585,541)         ( 2,911,470)
                                              ----------      ----------      ----------      ----------           ----------
(Loss) income before minority interest in
  loss  of consolidated subsidiaries         (23,069,140)    ( 1,237,875)        357,581     ( 1,544,724)         (25,494,158)

Minority interest in income of
  consolidated  subsidiaries                       4,900               -               -               -                4,900
                                              ----------      ----------      ----------      ----------           ----------
Net (loss) income before income taxes        (23,064,240)    ( 1,237,875)        357,581     ( 1,544,724)         (25,489,258)

Provision for income taxes                             -               -     (   143,081)        143,081     H              -
                                              ----------      ----------      ----------      ----------           ----------
Net (loss) income                           $(23,064,240)   $( 1,237,875)   $    214,500    $( 1,401,643)        $(25,489,258)
                                              ==========      ==========      ==========      ==========           ==========

Net loss per common share after
  preferred dividends                       $(      6.53)                                                        $(      6.59)
                                              ==========                                                           ==========

See notes to unaudited pro forma combined financial statements

                    MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                      INCORPORATED (FTI) AND MIBRIDGE, INC.
               NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 (unaudited)


1. BASIS OF PRESENTATION:

   The unaudited pro forma combined balance sheet as of June 30, 1997 and the unaudited pro forma combined statements of operations for the six-month period ended June 30, 1997 and the year ended December 31, 1996 give effect to the acquisitions of 100% of the outstanding common stock of Family Telecommunications Incorporated (FTI) and MiBridge, Inc. (MiBridge) by Medcross, Inc. (the "Company") as if the acquisitions, accounted for under the purchase method of accounting, had occurred on the balance sheet date with respect to the balance sheet and on March 20, 1996 (date of inception of FTI) and March 18, 1996 (date of inception of MiBridge) with respect to the statements of operations.

   FTI was acquired by the Company effective January 1, 1997. The acquisition of MiBridge is expected to close in the third quarter of 1997.

   The pro forma financial statements have been prepared based upon the financial statements of the Company, MiBridge and FTI as of and for the six-month period ended June 30, 1997 and for the year ended December 31, 1996. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combinations had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon certain estimates that may change as additional information becomes available. The pro forma financial statements should be read in conjunction with the audited financial statements for the Company, MiBridge and FTI.

2. PRO FORMA ADJUSTMENTS:

   The pro forma adjustments reflected in the pro forma financial statements are summarized in items A to H below:

   A. Pro forma adjustment to eliminate $596,000 in intercompany accounts receivable and notes payable of the Company and FTI, respectively.

   B. Pro forma adjustment to remove the following intercompany transactions: (1) intercompany sales (between FTI and the Company) of long-distance service ($5,026), (2) intercompany sales (between MiBridge and the Company) of software ($25,000) and (3) profit on intercompany sale (between the Company and FTI) of equipment resulting in a gain to FTI of ($585,541).

                    MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                      INCORPORATED (FTI) AND MIBRIDGE, INC.
               NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 (unaudited)


2. PRO FORMA ADJUSTMENTS, continued:

   C. Pro forma adjustment reflecting the purchase by the Company of all of the outstanding common stock of MiBridge in return for issuance of 1,000 shares of Class D preferred stock of the Company and a note payable of $2,000,000:

      The purchase price allocations of FTI and MiBridge (estimate) are as follows:

                                                   FTI         MiBridge      Combined
                                               ------------  ------------  ------------
         Note payable                          $         -   $ 2,000,000   $ 2,000,000
         Common stock (400,000 shares
           issued at $0.07 par value with a
           market value of $6.03 per share)          2,800             -         2,800
         Preferred stock (1,000 shares issued
           at $10.00 par value with a total
           market value of $6,250,000)                   -        10,000        10,000
         Additional paid in capital              2,411,783     6,240,000     8,651,783
                                                ----------    ----------    ----------
         Purchase price                          2,414,583     8,250,000    10,664,583
                                                ----------    ----------    ----------
         Net liabilities assumed
              (assets acquired)                    135,420   (   355,000)  (   219,580)
                                                ----------    ----------    ----------
         Excess (allocated to intangible
           assets, acquired in-process
           research and development
           and goodwill)                      $  2,550,003  $  7,895,000  $ 10,445,003
                                                ==========    ==========    ==========

      Allocation of the excess purchase price for MiBridge is anticipated to be approximately as follows: goodwill ($1,605,000), workforce in place ($600,000), completed technology ($1,450,000) and in-process research and development ($4,240,000). Goodwill is amortized over 5 years. All other intangible assets are amortized over three years. Acquired in-process research and development will be expensed at the acquisition date (expected to be in the third quarter of 1997), but is not included in the pro forma statements of operations as it represents a non-recurring charge. The allocation of excess purchase price to these intangible assets and in-process research and development is subject to final revisions which, if material, the amounts allocated to the intangible assets, specifically goodwill, may be revised.

                    MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                      INCORPORATED (FTI) AND MIBRIDGE, INC.
               NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 (unaudited)


2. PRO FORMA ADJUSTMENTS, continued:

   Allocation of excess purchase price for FTI to intangible assets is as follows: goodwill ($1,490,003), customer list ($520,000), and carrier identification code and tariff registration status ($540,000).
   Goodwill and carrier identification code and tariff registration status are being amortized over 10 years. The customer list is being amortized over three years. These intangible assets and related amortization are reflected in the FTI column (as of and for the six-month period ended June 30, 1997) as the acquisition was effective January 1, 1997. Accordingly, pro forma adjustments relative to the acquisition of FTI are required only for the combined statement of operations for the year ended December 31, 1996.

   D. The historical balance sheet of FTI as presented includes the transactions recorded at the acquisition date to give effect to the purchase price allocation. The related investment in FTI ($2,414,583) by the Company is being carried on the Company's books as "Investment in FTI" and on FTI's books as additional paid-in capital. This pro forma adjustment is provided to eliminate these intercompany accounts.

   E. Pro forma adjustments to remove MiBridge estimated stockholder's equity accounts as of the acquisition date as part of the purchase price allocation process.

   F. Pro forma adjustments to reflect the estimated effect of the purchase price allocation adjustments to property and equipment of MiBridge.

   G. Pro forma adjustments to record estimated amortization of intangible assets (see item C above) of MiBridge and FTI. No pro forma adjustment is required for the amortization of intangible assets of FTI for the six-month period ended June 30, 1997 as these amounts are already included in the historical amounts presented in the FTI column.

   H. Pro forma adjustment to reflect the impact of filing a consolidated income tax return and to eliminate the deferred tax liabilities of MiBridge as a result of the purchase price allocation.

                    MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                      INCORPORATED (FTI) AND MIBRIDGE, INC.
               NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 (unaudited)


3. NET LOSS PER COMMON SHARE AFTER PREFERRED DIVIDENDS:

   The pro forma net loss per common share for the six-month period ended June 30, 1997 is computed based on the weighted average number of common and common equivalent shares outstanding during the period (10,617,597) and assumes that the 400,000 shares to be issued in connection with the FTI acquisition were outstanding for the entire period. The pro forma net loss per common share for the year-ended December 31, 1996 is computed based on the weighted average number of common and common equivalent shares outstanding during the year (6,780,352) and assumes that the 400,000 shares to be issued in connection with the FTI acquisition were outstanding from March 20, 1996 (date of inception of FTI). Options, warrants and convertible preferred stock (as in the case of the MiBridge acquisition) are excluded from the calculation as their effect would be anti-dilutive.

   The net loss per common share after preferred dividends includes $577,923 and $21,223,629 of cumulative preferred stock dividends not paid for the six-month period ended June 30, 1997 and the year ended December 31, 1996, respectively.